TWELFTH SUPPLEMENTAL INDENTURE
TWELFTH SUPPLEMENTAL INDENTURE (this “TWELFTH Supplemental Indenture”) dated as of January 7, 2019 among FIRE & SECURITY HOLDINGS, LLC, RED HAWK FIRE & SECURITY, LLC, RED HAWK FIRE & SECURITY (NY), LLC, RED HAWK FIRE & SECURTY (CA), LLC, RED HAWK SECURITY SYSTEMS, LLC, TELE-TECTOR OF MARYLAND, INC., FIRE SYSTEMS INTERNATIONAL, INC, PRATT LANDRY ASSOCIATES, INC., CENTURY SPRINKLER HOLDINGS CORPORATION, CHAIN ELECTRIC HOLDINGS, INC., RED HAWK FIRE & SECURITY (CHES), LLC AND ATCI COMMUNICATIONS, INC. (each, a “New Guarantor” and together, the “New Guarantors”), each a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a Delaware limited liability company, and THE ADT SECURITY CORPORATION (or its successor), a Delaware corporation (the “Company”), and WELLS FARGO BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of July 5, 2012 (as originally executed or as it may be from time to time supplemented or amended by one or more supplemental indentures supplemental thereto, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness;
WHEREAS, the Company has issued (i) $1,000,000,000 of 3.500% Notes due 2022 (the “2022 Notes”), (ii) $750,000,000 of 4.875% Notes due 2042 (the “2042 Notes”), (iii) $700,000,000 of 4.125% Senior Notes due 2023 (the “2023 Notes”) and (iv) $1,000,000,000 of 6.250% Senior Notes due 2021 (the “2021 Notes” and, together with the 2022 Notes, the 2042 Notes and the 2023 Notes, the “Secured Notes”);
WHEREAS, the Company, the Trustee and the existing Notes Guarantors have executed and delivered a Sixth Supplemental Indenture, dated as of April 8, 2016 (the “Sixth Supplemental Indenture”), to provide guarantees and security in respect of the 2022 Notes, the 2042 Notes and the 2023 Notes; and
WHEREAS, the Company, the Trustee and the existing Notes Guarantors have executed and delivered a Seventh Supplemental Indenture, dated as of April 22, 2016 (the “Seventh Supplemental Indenture”), to provide guarantees and security in respect of the 2021 Notes; and
WHEREAS, pursuant to the Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Twelfth Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Secured Notes as follows:

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1.    Defined Terms. As used in this Twelfth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Twelfth Supplemental Indenture refer to this Twelfth Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Notes Guarantors, to guarantee the Company’s Obligations under the Secured Notes and the Indenture on the terms and subject to the conditions set forth in Article II of the Sixth Supplemental Indenture and Article II of the Seventh Supplemental Indenture, as applicable, and to be bound by all other applicable provisions of the Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Secured Notes and to perform all of the obligations and agreements of a guarantor under the Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, as applicable.
3.    Notices. All notices or other communications to any New Guarantor shall be given as provided in Section 13.03 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Twelfth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Secured Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6.    Foreign Account Tax Compliance Act. For purposes of compliance with the Foreign Account Tax Compliance Act, this Twelfth Supplemental Indenture shall not result in a material modification of the Secured Notes.
7.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Twelfth Supplemental Indenture.
8.    Counterparts. The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Tina D. Gonzalez
Name: Tina D. Gonzalez
Title: Vice President

[Signature Page to Twelfth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the date first above written.

FIRE & SECURITY HOLDINGS, LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

RED HAWK FIRE & SECURITY, LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

RED HAWK FIRE & SECURITY (NY), LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

RED HAWK FIRE & SECURITY (CA), LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

RED HAWK SECURITY SYSTEMS, LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

TELE-TECTOR OF MARYLAND, INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Twelfth Supplemental Indenture]

FIRE SYSTEMS INTERNATIONAL INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

PRATT LANDRY ASSOCIATES, INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

CENTURY SPRINKLER HOLDINGS CORPORATION

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

CHAIN ELECTRIC HOLDINGS, INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

RED HAWK FIRE & SECURITY (CHES), LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

ATCI COMMUNICATIONS, INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Twelfth Supplemental Indenture]

THE ADT SECURITY CORPORATION

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Twelfth Supplemental Indenture]